UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-244-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 27, 2010, ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”), completed its acquisition of all of the outstanding shares of the common stock, par value $0.001 per share (the “Shares”), of California Micro Devices Corporation, a Delaware corporation (“California Micro Devices”), in accordance with the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated December 14, 2009, by and among ON Semiconductor, Pac-10 Acquisition Corporation, a Delaware corporation and indirect, wholly owned subsidiary of ON Semiconductor (the “Purchaser”), and California Micro Devices.

ON Semiconductor’s acquisition of the Shares was structured as a two-step transaction, consisting of a tender offer by the Purchaser for the Shares at a price of $4.70 per Share (the “Offer Price”), without interest thereon and less any applicable withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 28, 2009, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, filed by ON Semiconductor and the Purchaser with the Securities and Exchange Commission on December 28, 2009 (the “Offer”), followed by the merger of the Purchaser with and into California Micro Devices, with California Micro Devices surviving as an indirect, wholly owned subsidiary of ON Semiconductor (the “Merger”).

The Offer expired at 12:00 midnight, New York City time, on Tuesday, January 26, 2010. Based upon information provided by ComputerShare Trust Company, N.A., the depositary for the Offer, approximately 21,257,315 Shares were validly tendered and not properly withdrawn prior to the expiration of the Offer, representing approximately 90.5% of the Shares outstanding as of January 26, 2010. The depositary also informed ON Semiconductor that it received commitments to tender 339,156 additional Shares under the guaranteed delivery procedures for the Offer. On January 27, 2010, the Purchaser accepted for payment all validly tendered and not properly withdrawn Shares (including Shares tendered to the depositary pursuant to the Offer’s guaranteed delivery procedures) and will promptly make payment for such Shares in accordance with the terms and conditions of the Offer and applicable law. On January 27, 2010, ON Semiconductor issued a press release announcing the successful completion of the Offer, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Following the Purchaser’s acceptance for payment of all validly tendered and not properly withdrawn Shares on January 27, 2010, pursuant to the terms of the Merger Agreement, the Purchaser merged with and into California Micro Devices in accordance with the provisions of Delaware law that authorize the completion of the Merger as a “short form” merger without a vote or meeting of the stockholders of California Micro Devices. In the Merger, each Share not purchased in the Offer (other than shares held in treasury or reserved for issuance by California Micro Devices and Shares held by ON Semiconductor or the Purchaser or direct or indirect subsidiaries of ON Semiconductor or California Micro Devices, all of which were cancelled and extinguished, and Shares held by stockholders who validly exercise their appraisal rights under Delaware law) was converted into the right to receive in cash the Offer Price, without interest thereon and less applicable withholding or stock transfer taxes. Following the Merger, California Micro Devices became an indirect, wholly owned subsidiary of ON Semiconductor. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is referenced as Exhibit 2.1 hereto, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation and California Micro Devices Corporation (incorporated herein by reference to Exhibit 2.1 to ON Semiconductor’s Current Report on Form 8-K filed on December 14, 2009).*

99.1	Press release, issued by ON Semiconductor Corporation, dated January 27, 2010 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 4 to Schedule TO filed by ON Semiconductor Corporation and Pac-10 Acquisition Corporation on January 27, 2010).

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the SEC a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 28, 2010	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation and California Micro Devices Corporation (incorporated herein by reference to Exhibit 2.1 to ON Semiconductor’s Current Report on Form 8-K filed on December 14, 2009).*

99.1	Press release, issued by ON Semiconductor Corporation, dated January 27, 2010 (incorporated herein by reference to Exhibit (a)(5)(D) to Amendment No. 4 to Schedule TO filed by ON Semiconductor Corporation and Pac-10 Acquisition Corporation on January 27, 2010).

*	Certain schedules have been omitted and ON agrees to furnish supplementally to the SEC a copy of any omitted schedules upon request.